Exhibit 99
FORM 3 JOINT FILER INFORMATION

Name of
“Reporting Persons”:	Pinto Technology Ventures, L.P. (“Pinto LP”)
Pinto Technology Ventures GP, L.P. (“Pinto GP”)
Pinto TV GP Company LLC (“Pinto LLC”)

Address:	c/o PTV Sciences
1000 Main Street, Suite 3250
Houston, TX 77002

Designated Filer:	Pinto Technology Ventures, L.P.

Issuer and
Ticker Symbol:	InSite Vision Incorporated (ISV)

Date of Event:	August 9, 2006
Each of the following is a Joint Filer with Pinto LP and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:
Pinto LLC serves as the sole general partner of Pinto GP, which serves as the sole general partner of Pinto LP. Pinto LLC and Pinto GP each have shared voting and investment control over the shares owned by Pinto LP.
All Reporting Persons disclaim beneficial ownership of shares of InSite Vision Incorporated stock held by Pinto LP, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.

Exhibit 99
Each of the Reporting Persons listed above has designated Pinto Technology Ventures, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person has appointed Pinto TV GP Company LLC as its attorney-in-fact for the purpose of making reports relating to transactions in InSite Vision Incorporated Common Stock.
PINTO TV GP COMPANY LLC

By:	/s/ Michael S. Crawford

Name:	Michael S. Crawford
Manager

PINTO TECHNOLOGY VENTURES, L.P.

By:	Pinto Technology Ventures GP, L.P.
Its:	General Partner
By:	Pinto TV GP Company LLC
Its:	General Partner

By:	/s/ Michael S. Crawford

Name:	Michael S. Crawford
Manager

PINTO TECHNOLOGY VENTURES GP, L.P.

By: Its:	Pinto TV GP Company LLC General Partner

By:	/s/ Michael S. Crawford

Name:	Michael S. Crawford
Manager